UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024 (May 31, 2024)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Notice of Entry into a Material Definitive Agreement.

On October 17, 2022, CleanCore Solutions, Inc. (the “Company”) issued that certain Promissory Note (the “Original Note”) in the principal amount of $3,000,000 to Burlington Capital, LLC, a Delaware limited liability company (“Burlington”), which was later amended by: (i) an extension agreement dated September 13, 2023, (ii) a second extension agreement dated December 17, 2023, (iii) a third extension agreement dated April 30, 2024, and (iv) a fourth extension agreement dated May 20, 2024.

On May 31, 2024, Burlington and Walker Water LLC (“WW”) entered into an Allonge, Assignment and Agreement (the “Assignment Agreement”), pursuant to which Burlington agreed to transfer $633,840.00 of the Original Note to WW. The Assignment Agreement also provided that the Company would make a payment of $900,000 to Burlington on May 31, 2024 to reduce the principal amount of the Original Note (the “Company Payment”). On the same date, the Company entered into a Company Acknowledgement and Indemnification Agreement (the “Company Agreement”) with Burlington to (i) acknowledge and agree to the Assignment Agreement, including the issuance of a new promissory note to WW and an amended and restated promissory note to Burlington as described below, (ii) indemnify Burlington against any liabilities or claims arising out of the transfer to WW pursuant to the Assignment Agreement, and (iii) to record the Company Payment.

In conjunction with the Assignment Agreement and the Company Agreement, the Company issued an amended and restated promissory note to Burlington (the “Amended Note”) to reduce the outstanding principal of the Original Note due to Burlington’s assignment of a portion of the Original Note to WW and due to the Company Payment. The Amended Note has a new principal amount of $3,196,881, accrues interest at 8.5% per annum from October 17, 2022 (the date of the Original Note), which shall increase to 10% upon an event of default, and requires quarterly payments in the amount of $100,000 over the course of the next two and a half years, with a final payment of $1,396,881 due on April 1, 2027. The Amended Note may be prepaid at any time with no pre-payment penalty and contains customary events of default for a note of this type.

Pursuant to the Assignment Agreement and the Company Agreement, the Company also issued a new promissory note to WW in the principal amount of $633,840 (the “New Note”). The New Note accrues interest at 8.5% per annum from October 17, 2022 (the date of the Original Note), which shall increase to 10% upon an event of default, and is due on December 31, 2024. The New Note may be prepaid at any time with no pre-payment penalty and contains customary events of default for a note of this type.

Both the Amended Note and the New Note are unsecured and are pari passu in right of payment to any other unsecured indebtedness incurred by the Company in favor of any third party.

The foregoing summary of the terms and conditions of the Assignment Agreement, the Company Agreement, the Amended Note, and the New Note, does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as Exhibit 10.2-10.5, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1

Promissory Note issued by CleanCore Solutions, Inc. to Burlington Capital, LLC on October 17, 2022 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 filed on October 10, 2023)

10.2	Allonge, Assignment and Agreement, dated May 31, 2024, by and between Burlington Capital LLC and Walker Water LLC
10.3	Company Acknowledgement and Indemnification Agreement, dated May 31, 2024, by and between CleanCore Solutions, Inc. and Burlington Capital LLC
10.4	Amended and Restated Promissory Note issued by CleanCore Solutions, Inc. to Burlington Capital, LLC on May 31, 2024
10.5	Promissory Note issued by CleanCore Solutions, Inc. to Walker Water LLC on May 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2024	CLEANCORE SOLUTIONS, INC.

/s/ David Enholm
	Name:	David Enholm
	Title:	Chief Financial Officer

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